Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 176 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated February 22, 2013, relating to the financial statements and financial highlights which appear in the December 31, 2012 Annual Reports to Shareholders of the ASG Diversifying Strategies Fund, ASG Global Alternatives Fund, ASG Managed Futures Strategy Fund, Harris Associates Large Cap Value Fund, Loomis Sayles Strategic Alpha Fund, Loomis Sayles Multi-Asset Real Return Fund, McDonnell Intermediate Municipal Bond Fund, and the Vaughan Nelson Value Opportunity Fund, each a series of Natixis Funds Trust II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Performance”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

April 29, 2013

Boston, Massachusetts